Code of Ethics

Personal investing

Gifts and entertainment

Outside activities

Client confidentiality

The reputation of a thousand years may be determined by the conduct of one hour.

  Ancient proverb
  message from our CEO

Our business is built on a foundation of trust — the trust of our clients, earned over many years. It is our most valuable asset, and if lost, it cannot easily be regained. There are examples across our industry of companies that have lost sight of this lesson, and they serve as strong reminders that our business requires a mindset of eternal vigilance.

Each and every one of us has a role to play in sustaining our clients’ trust. We must test every decision we make, no matter how small, against our fiduciary obligations and our

Brendan J. Swords Chairman and Chief Executive Officer

high ethical standards. If there is the slightest doubt about whether a decision is in the best interests of our clients, then bring it to someone’s attention — your manager, the Legal and Compliance team, or any of my direct reports. But don’t just let it go. This is what it means to be a fiduciary: complete dedication to conscientious stewardship of client assets.

To support this mandate, our Code of Ethics sets out standards for our personal conduct, including personal investing, acceptance of gifts and entertainment, outside activities, and client confidentiality. Please take the time to read the Code, familiarize yourself with the rules, and determine what you need to do to comply with them. Remember, too, that while our Code of Ethics is reviewed and updated regularly, no set of rules can address every possible circumstance. And so I ask you to remain vigilant, exercise good judgment, ask for help when you need it, consider not just the letter but the spirit of the laws that govern our industry, and do your part to safeguard our clients’ trust.

Sincerely,

Brendan J. Swords

Chairman and Chief Executive Officer

Before you get started

The Code of Ethics System is accessible through the intranet under Applications or direct access: https://fs.wellington.com/adfs/ls//IdpInitiatedSignOn. aspx?loginToRp=ptaconnect.com

Contents

Standards of conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Who is subject to the Code of Ethics? . . . . . . . . . . . . . . . . . . . . . . 1

Personal investing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 Which types of investments and related activities are prohibited? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 Which investment accounts must be reported? 3 Accounts not requiring reporting 4 What are the reporting responsibilities for all personnel? . . . . . . . . . . . . . . 5 What are the preclearance responsibilities for all personnel? . . . . . . . . . . . 6 What are the additional personal trading requirements for investment professionals? 7

Gifts and entertainment 8 Outside activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Client confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 How we enforce our Code of Ethics 10 Exceptions from the Code of Ethics . . . . . . . . . . . . . . . . . . . . . . . 10 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Wellington Management Code of Ethics

Standards of conduct

Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics.

1. We Act As FiDUciAries to oUr cLieNts. Each of us must put our clients’ interests above our own and must not take advantage of our management of clients’ assets for our own benefit. Our firm’s policies and procedures implement these principles with respect to our conduct of the firm’s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients.

2. We Act with iNtegritY AND iN AccorDANce with Both the Letter AND the spirit oF the LAw. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to understand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the UK Bribery Act. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law.

Who is subject to the Code of Ethics?

Our Code of Ethics applies to all employees of Wellington Management and its affiliates around the world. Its restrictions on personal investing also apply to temporary personnel (including co-ops and interns) and consultants whose tenure with Wellington Management exceeds 90 days and who are deemed by the Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information.

All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements.

Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment.

If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee. You also have the right to report violations of law or regulation directly to relevant governmental agencies. You do not need the firm’s prior authorization to make any such report or disclosures and are not required to notify the firm that you have done so.

General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at

#Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

Wellington Management Code of Ethics

Personal investing

As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meeting this fiduciary obligation to our clients.

Which tYpes oF iNVestMeNts AND reLAteD ActiVities Are prohiBiteD?

Our Code of Ethics prohibits the following personal investments and investment-related activities:

Purchasingorsellingthefollowing:
Initial public offerings (IPOs) of any securities
Securities of an issuer being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled
Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation
Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting
Securities that are the subject of a firmwide restriction
Single-stock futures
Options with an expiration date that is within 60 calendar days of the transaction date
Securities of broker/dealers (or their affiliates) that the firm has approved for execution of client trades
Securities of any securities market or exchange on which the firm trades on behalf of clients
Purchasinganequitysecurityifyouraggregateownershipoftheequitysecurityexceeds0.05%ofthetotal shares outstanding of the issuer
Takingaprofitfromanytradingactivitywithina
  60 calendar day window
  Usingaderivativeinstrumenttocircumventa restriction in the Code of Ethics

Short-term trading

You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, an exception will be identified and any gain from the transactions must be surrendered. Gains are calculated based on a last in, first out (LIFO) method for purposes of this restriction. This short-term trading rule does not apply to securities exempt from the Code’s preclearance requirements.

Wellington Management Code of Ethics

Which iNVestMeNt AccoUNts MUst Be reporteD?

You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and (ii) any other dependents living in your household,

AND that holds or is capable of holding any of the following covered investments:

  Sharesofstocks,ADRs,orotherequitysecurities(includinganysecurityconvertibleintoequity securities)
  Bondsornotes(otherthansovereigngovernmentbondsissuedbyCanada,France,Germany,Italy, Japan,theUnitedKingdom,ortheUnitedStates,aswellasbankers’acceptances,CDs,commercial paper, and high-quality, short-term debt instruments)
  Interestinavariableannuityproductinwhichtheunderlyingassetsareheldinasubaccountmanaged by Wellington Management
  Sharesofexchange-tradedfunds(ETFs)
  Sharesofclosed-endfunds
  Optionsonsecurities
  Securitiesfutures
  Interestinprivateplacementsecurities(otherthanWellingtonManagementsponsoredproducts)
  SharesoffundsmanagedbyWellingtonManagement(otherthanmoneymarketfunds)

Please see Appendix A for a detailed summary of reporting requirements by security type.

For purposes of the Code of Ethics, these investment accounts are referred to as reportable accounts. Examples of common account types include brokerage accounts, retirement accounts, employee stock compensation plans, and transfer agent accounts. Reportable accounts also include those from which you or an immediate family member may benefit indirectly, such as a family trust or family partnership, and accounts in which you have a joint ownership interest, such as a joint brokerage account.

Please contact the Code of Ethics Team for guidance if you hold any securities in physical certificate form.

Still not sure? Contact us

If you are not sure if a particular account is required to be reported, contact the Code of Ethics Team by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

WeB ResoUrce

Wellington-Managed fund list

An up-to-date list of funds managed by Wellington Management is available through the Code of Ethics System under Documents. Please note that any transactions in Wellington-Managed funds must comply with the funds' rules on short-term trading of fund shares.

Wellington Management Code of Ethics

AccoUNts Not reQUiriNg reportiNg

You do not need to report the following accounts via the Code of Ethics System since the administrator will provide the Code of Ethics Team with access to relevant holdings and transaction information:

  AccountsmaintainedwithintheWellingtonRetirementandPensionPlanorsimilarfirm-sponsored retirement or benefit plans identified by the Ethics Committee
  AccountsmaintaineddirectlywithWellingtonTrustCompanyorotherWellingtonManagement
  Sponsored Products

Although these accounts do not need to be reported, your investment activities in these accounts must comply with the standards of conduct embodied in our Code of Ethics.

Managed account exemptions

An account from which you or immediate family members could benefit financially, but over which neither you nor they have any investment discretion or influence (a managed account), may be exempted from the Code of Ethics’ personal investing re-quirements upon written request and approval. An example of a managed account would be a professionally advised account about which you will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. To request a managed account exemption, you must complete a Managed Account Letter (available online via the Code of Ethics System) and return it the Code of Ethics Team.

WeB ResoUrce

Managed Account Letter

To request a managed account exemption, complete the Managed Account

Letter available through the Code of Ethics System under Documents.

Wellington Management Code of Ethics

WhAt Are the reportiNg respoNsiBiLities For ALL persoNNeL?

Initial and annual holdings reports

You must disclose all reportable accounts and all covered investments you hold within 10 calendar days after you begin employment at or association with Wellington Management. You will be required to review and update your holdings and securities account information annually thereafter. Non-volitional transactions include:

For initial holdings reports, holdings information must be current as of a date no more than 45 days prior to the date you became covered by the Code of Ethics.

Please note that you cannot make personal trades until you have filed an initial holdings report via the Code of Ethics System on the Intranet.

Investments made through automatic dividend reinvestment or rebalancing plans and stock purchase plan acquisitions Transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, and stock dividends)

For subsequent annual reports, holdings information must be current as of a date no more than 45 days prior to the date the report is submitted. Please note that your annual holdings report must account for both volitional and non-volitional transactions.

At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments.

Duplicate statements and trade confirmations

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to Wellington Management. To arrange for the delivery of duplicate statements and trade confirmations, please contact the Code of Ethics Team for the appropriate form. Return the completed form to the Code of Ethics Team, which will submit it to the brokerage firm on your behalf. If the brokerage firm or other firm from which you currently receive statements is not able to send statements and confirmations directly to Wellington Management, you will be required to submit copies promptly after you receive them, unless you receive an exemption from this requirement under the procedures outlined on page 7.

Quarterly transactions reports

You must submit a quarterly transaction report no later than 30 calendar days after quarter-end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quarter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non-volitional events) or provide information regarding all volitional transactions in covered investments.

WeB ResoUrce

How to file reports on the Code of Ethics System

Required reports must be filed electronically via the Code of Ethics System.

Please see the Code of Ethics System’s homepage for more details.

Wellington Management Code of Ethics

WhAt Are the precLeArANce respoNsiBiLities For ALL persoNNeL?

Preclearance of publicly traded securities

You must receive clearance before buying or selling stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in Appendix A. Transactions in accounts that are not reportable accounts do not require preclearance or reporting.

Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours. If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24-hour period. If you want to execute the order after the 24-hour period expires, you must resubmit your preclearance request.

If you have questions regarding the preclearance requirements, please refer to the FAQs available on the Code of Ethics System or contact the Code of Ethics Team.

Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short-term trading, or the special rules for investment professionals set out in our Code of Ethics.

WeB ResoUrce

How to file a preclearance request

Preclearance must be obtained using the Code of Ethics System. Once the necessary information is submitted, your preclearance request will be approved or denied within seconds.

Caution on short sales, margin transactions, and options

You may engage in short sales and margin transactions and may purchase or sell options provided you receive preclearance and meet all other applicable requirements under our Code of Ethics (including the additional rules for investment professionals described on page 8). Please note, however, that these types of transactions can have unintended consequences. For example, any sale by your broker to cover a margin call or to buy in a short position will be in violation of the Code unless precleared. Likewise, any volitional sale of securities acquired at the expiration of a long call option will be in violation of the Code unless precleared. You are responsible for ensuring any subsequent volitional actions relating to these types of transactions meet the requirements of the Code.

Preclearance of private placement securities

You cannot invest in securities offered to potential investors in a private placement without first obtaining prior approval. Approval may be granted after a review of the facts and circumstances, including whether:

  aninvestmentinthesecuritiesislikelytoresultinfutureconflictswithclientaccounts(e.g.,uponafuture public offering), and
  youarebeingofferedtheopportunityduetoyouremploymentatorassociationwithWellingtonManagement.

If you have questions regarding whether an investment would be deemed a private placement security under the Code, please refer to the FAQs about private placements available on the Code of Ethics System, or contact the Code of Ethics Team.

Wellington Management Code of Ethics

To request approval, you must submit a Private Placement Approval Form (available online via the Code of

Ethics System) to the Code of Ethics Team. Investments in our own privately offered investment vehicles (our Sponsored Products), including collective investment funds and common trust funds maintained by Wellington Trust Company, na, our hedge funds, and our non-US domiciled funds (Wellington Management Portfolios), have been approved under the Code and therefore do not require the submission of a Private Placement

Approval Form.

WeB ResoUrce

Private Placement Approval Form
To request approval for a private placement, complete the Private
Placement Approval Form available through the Code of Ethics
System under Documents.

WhAt Are the ADDitioNAL persoNAL trADiNg reQUireMeNts For iNVestMeNt proFessioNALs?

If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio manager, backup portfolio manager, investment team member), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients’ interests first whenever you tr ansact in securities that are also held in client accounts you manage.

The following provisions of the code are intended to allow investment professionals to make long-term investments in securities. However, you may not be able to sell personal investments for extended periods of time and therefore should consider the liquidity, tax planning, market, and similar risks associated with making personal investments in securities of an issuer that are or may be held in client accounts.

  INVestMeNt ProFessioNAL BLAcKoUt PerioDs — You cannot buy or sell a security for a period of 14 calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional. In addition, You may not sell personal holdings in a security of the same issuer that is held by a client account for which you serve as an investment professional until the later of the following periods: (i) one calendar year from the date of your last purchase and (ii) 90 calendar days after all of your client accounts liquidate all holdings of the same issuer.

If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your personal account, you should take care to avoid transactions in those securities in your personal account in the days leading up to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior 14 days should never prevent you from buying or selling a security in a client account if the trade would be in the client’s best interest. If you find yourself in that situation and need to buy or sell a security in a client account within the 14 calendar days following your personal transaction in a security of the same issuer, you should attempt to notify the Code of Ethics Team (by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 [x68330]) or your local Compliance Officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submitting it.

  Short SALes BY AN INVestMeNt ProFessioNAL — An investment professional may not personally take a short position in a security of an issuer in which he or she holds a long position in a client account.

Wellington Management Code of Ethics

Gifts and entertainment

Our guiding principle of “client, firm, self” also governs the receipt of gifts and entertainment from clients, consultants, brokers/dealers, research providers, vendors, companies in which we may invest, and others with whom the firm does business. As fiduciaries to our clients, we must always place our clients’ interests first and cannot allow gifts or entertainment opportunities to influence the actions we take on behalf of our clients. In keeping with this standard, you must follow several specific requirements: AcceptiNg GiFts — You may only accept gifts of nominal value, which include logoed items, flower arrangements, gift baskets, and food, as well as other gifts with an approximate value of less than US$100 or the local equivalent per year from a single source. You may not accept a gift of cash, including a cash equivalent such as a gift card or a security, regardless of the amount. If you receive a gift that violates the Code, you must return the gift or consult with the Chief Compliance Officer to determine appropriate action under the circumstances.

AcceptiNg BUsiNess MeALs — Business meals are permitted provided that neither the cost nor the frequency is excessive and there is a legitimate business purpose. If the host is a broker/dealer or research provider, the host must be reimbursed for the full amount of your proportionate share of the total cost of the meal if the approximate value of the meal is more than US$100 or the local equivalent.

AcceptiNg ENtertAiNMeNt OpportUNities — The firm recognizes that participation in entertainment opportunities with representatives from organizations with which the firm does business, such as consultants, broker/dealers, research providers, vendors, and companies in which we may invest, can help to further legitimate business interests. However, participation in such entertainment opportunities should be infrequent and is subject to the following conditions: 1. A representative of the hosting organization must be present; 2. The primary purpose of the event must be to discuss business or to build a business relationship; 3. You must receive prior approval from your business manager; 4. If the host is a broker/dealer or research provider, the host must be reimbursed for the full amount of the entertainment opportunity; and

5. For all other entertainment opportunities the host must be reimbursed for the full face value of any entertainment ticket(s) if:

  theentertainmentopportunityrequiresaticketwithafacevalueofmorethanUS$200orthelocal equivalent, or is a high-profile event (e.g., a major sporting event), youwishtoacceptmorethanoneticket,or
  thehosthasinvitednumerousWellingtonManagementrepresentatives.

Business managers must clear their own participation under the circumstances described above with the Chief Compliance Officer or Chair of the Ethics Committee.

Please note that even if you pay for the full face value of a ticket, you may attend the event only if the host is present.

LoDgiNg AND Air TrAVeL — You may not accept a gift of lodging or air travel in connection with any entertainment opportunity. If you participate in an entertainment opportunity for which lodging or air travel is paid for by the host, you must reimburse the host for the equivalent cost, as determined by Wellington Management’s travel manager.

Wellington Management Code of Ethics

SoLicitiNg GiFts, ENtertAiNMeNt OpportUNities, or CoNtriBUtioNs — In your capacity as an employee of the firm, you may not solicit gifts, entertainment opportunities, or charitable or political contributions for yourself, or on behalf of clients, prospects, or others, from brokers, vendors, clients, or consultants with whom the firm conducts business or from companies in which the firm may invest.

SoUrciNg ENtertAiNMeNt OpportUNities — You may not request tickets to entertainment events from the firm’s Trading department or any other Wellington Management department, or employee, nor from any broker, vendor, company in which we may invest, or other organization with which the firm conducts business.

Outside activities

While the firm recognizes that you may engage in business or charitable activities in your personal time, you must take steps to avoid conflicts of interest between your private interests and our clients’ interests. As a result, all significant outside business or charitable activities (e.g., additional employment, consulting work, directorships or officerships) must be approved by your business manager and by the Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee prior to the acceptance of such a position (or if you are new, upon joining the firm). Approval will be granted only if it is determined that the activity does not present a significant conflict of interest. Directorships in public companies (or companies reasonably expected to become public companies) will generally not be authorized, while service with charitable organizations generally will be permitted.

WeB ResoUrce

Outside Business Activities Approval Form

To request approval to participate in activities outside of Wellington

Management, complete the Outside Business Activities Approval Form available through the Code of Ethics System under Documents.

Client confidentiality

Any nonpublic information concerning our clients that you acquire in connection with your employment at the firm is confidential. This includes information regarding actual or contemplated investment decisions, portfolio composition, research recommendations, and client interests. You should not discuss client business, including the existence of a client relationship, with outsiders unless it is a necessary part of your job responsibilities.

Wellington Management Code of Ethics

How we enforce our Code of Ethics

Legal and Compliance is responsible for monitoring compliance with the Code of Ethics. Members of Legal and Compliance will periodically request certifications and review holdings and transaction reports for potential violations. They may also request additional information or reports.

It is our collective responsibility to uphold the Code of Ethics. In addition to the formal reporting requirements described in this Code of Ethics, you have a responsibility to report any violations of the Code. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

Potential violations of the Code of Ethics will be investigated and considered by representatives of Legal and Compliance and/or the Ethics Committee. All violations of the Code of Ethics will be reported to the Chief Compliance Officer. Violations are taken seriously and may result in sanctions or other consequences, including:

  awarning
  referraltoyourbusinessmanagerand/orseniormanagement
  reversalofatradeorthereturnofagift
  disgorgementofprofitsorofthevalueofagift
  alimitationorrestrictiononpersonalinvesting
  terminationofemployment
  referraltocivilorcriminalauthorities

If you become aware of any potential conflicts of interest that you believe are not addressed by our Code of Ethics or other policies, please contact the Chief Compliance Officer, the General Counsel, or the manager of the Code of Ethics Team.

Exceptions from the Code of Ethics

The Chief Compliance Officer may grant an exception from the Code, including preclearance, other trading restrictions, and certain reporting requirements on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with client interests. Exceptions are expected to be rare. If you wish to seek an exception, you must submit a written request to the Code of Ethics Team describing the nature of the exception and the reason(s) it is being sought.

Closing

As a firm, we seek excellence in the people we employ, the products and services we offer, the way we meet our ethical and fiduciary responsibilities, and the working environment we create for ourselves. Our Code of Ethics embodies that commitment. Accordingly, each of us must take care that our actions fully meet the high standards of conduct and professional behavior we have adopted. Most importantly, we must all remember “client, firm, self” is our most fundamental guiding principle.

Wellington Management Code of Ethics

APPENDIX A – PART 1

No Preclearance or Reporting Required:	Preclearance and Reporting of Securities Transactions Required:

Open-end investment funds not managed by Wellington	Bonds and notes (other than direct obligations of the
Management [1]	USgovernmentorthegovernmentsofCanada,France,
Germany, Italy, Japan, or the United Kingdom, as well as
Interests in a variable annuity product in which the	bankers’ acceptances, CDs, commercial paper, and high-
underlying assets are held in a fund not managed by	quality, short-term debt instruments)
Wellington Management
Stock (common and preferred) or other equity securities,
DirectobligationsoftheUSgovernment(includingobli-	including any security convertible into equity securities
gationsissuedbyGNMAandPEFCO)orthegovernments
ofCanada,France,Germany,Italy,Japan,ortheUnited	Closed-end funds
Kingdom	ETFsnotlistedinAppendixA–Part2
Cash	American Depositary Receipts
Money market instruments or other short-term debt	Options on securities (but not their non-volitional exer-
instruments rated P-1 or P-2, A-1 or A-2, or their equiva-	cise or expiration)
lents[2]	Warrants
Bankers’ acceptances, CDs, commercial paper	Rights

Wellington Trust Company Pools	Unit investment trusts
Prohibited Investments and Activities:
Wellington Sponsored Hedge Funds
Initial public offerings (IPOs) of any securities

Securities futures and options on direct obligations of the	Single-stock futures
USgovernmentorthegovernmentsofCanada,France,
Germany, Italy, Japan, or the United Kingdom, and associ-	Options expiring within 60 days of purchase
ated derivatives	Securities being bought or sold on behalf of clients until
Options, forwards, and futures on commodities and for-	one trading day after such buying or selling is completed
eign exchange, and associated derivatives	or canceled

Transactions in approved managed accounts	Securities of an issuer that is the subject of a new,
changed, or reissued but unchanged action recommenda-
Reporting of Securities Transactions Required (no need to preclear	tion from a global industry research or fixed income credit
and not subject to the 60-day holding period):	analyst until two business days following issuance or reis-
Open-end investment funds managed by Wellington	suance of the recommendation
Management [1] (other than money market funds)	Securities of an issuer that is mentioned at the Morning
Meeting or the Early Morning Meeting until two business
Interests in a variable annuity or insurance product in	days following the meeting
which the underlying assets are held in a fund managed by
Wellington Management	Securities on the firmwide restricted list
Futuresandoptionsonsecuritiesindices	Profiting from any short-term (i.e., within 60 days) trad-
ing activity
ETFslistedinAppendixA–Part2andderivativeson
these securities	Securities of broker/dealers or their affiliates with which
the firm conducts business
Gifts of securities to you or a reportable account
Securities of any securities market or exchange on which
Gifts of securities from you or a reportable account	the firm trades

Non-volitional transactions (splits, tender offers, mergers,	Using a derivative instrument to circumvent the require-
stock dividends, dividend reinvestments, etc.)	ments of the Code of Ethics

Purchasing an equity security if your aggregate
ownershipoftheequitysecurityexceeds0.5%ofthe
total shares outstanding of the issuer

This appendix is current as of 1 July 2016, and may be amended at the discretion of the Ethics Committee.

1A list of funds advised or subadvised by Wellington Management (“Wellington-Managed Funds”) is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund.

2If the instrument is unrated, it must be of equivalent duration and comparable quality.

Wellington Management Code of Ethics

APPENDIX A – PART 2

ETFs approved for personal trading without preclearance (but requiring reporting)

All regional/country exchange share listings of ETFs listed are also approved

Ticker Name		Ticker Name		Ticker Name
United States: Equity		RWX	SPDR DJ INTL REAL ESTATE	DBC	DB COMMODITY INDEX TRACKING FUND
AAXJ	ISHARES MSCI ALL COUNTRY ASIA	SCZ	ISHARES MSCI EAFE SMALL CAP INDEX	DBE	POWERSHARES DB ENERGY FUND
ACWI	ISHARES MSCI ACWI INDEX FUND	SDS	PROSHARES ULTRASHORT S&P500	DBO	POWERSHARES DB OIL FUND
BRF	MARKET VECTORS BRAZIL SMALL-CA	SDY	SPDR DIVIDEND ETF	DBP	POWERSHARES DB PRECIOUS METALS
DIA	SPDR DJIA TRUST ETF	SH	PROSHARES SHORT S&P500	DGZ	POWERSHARES DB GOLD SHORT ETN
DVY	ISHARES DOW JONES SELECT DIVID	SKF	PROSHARES ULTRASHORT FINANCIAL	DJP	IPATH DJ-UBS COMMIDTY
ECH	ISHARES MSCI CHILE INVESTABLE	SPY	SPDR S&P 500 ETF TRUST	DNO	UNITED STATES SHORT OIL FUND L
EEB	GUGGENHEIM BRIC ETF	SRS	PROSHARES ULTRASHORT REAL ESTATE	GAZ	IPATH DJ-UBS NAT GAS SUBINDEX
EEM	ISHARES MSCI EMERGING MARKETS	SSO	PROSHARES ULTRA S&P500	GLD	SPDR GOLD SHARES
EFA	ISHARES MSCI EAFE INDEX FUND	TWM	PROSHARES ULTRASHORT RUSS2000	GLL	PROSHARES ULTRASHORT GOLD
EFG	ISHARES MSCI EAFE GROWTH INDEX	UWM	PROSHARES ULTRA RUSSELL	GSG	ISHARES S&P GSCI COMMODITY INDEX
EFV	ISHARES MSCI EAFE VALUE INDEX	UYG	PROSHARES ULTRA FINANCIALS	JJA	IPATH DJ-UBS AGRICULTURE SUBINDEX
EPI	WISDOMTREE INDIA EARNINGS FUND	VB	VANGUARD SMALL-CAP VIPERS	JJC	IPATH DJ-UBS COPPER SUBINDEX
EPP	ISHARES MSCI PAC EX-JAPAN FUND	VBK	VANGUARD SMALL-CAP GROWTH VIPE	JJE	IPATH DJ-UBS ENERGY SUBINDEX
EWA	ISHARES MSCI AUSTRALIA INDEX FUND	VBR	VANGUARD SMALL-CAP VALUE VIPER	JJG	IPATH DJ-UBS GRAINS SUBINDEX
EWC	ISHARES MSCI CANADA INDEX FUND	VEA	VANGUARD MSCI EAFE ETF	JJM	IPATH DJ-UBS INDUSTRIAL METALS
EWG	ISHARES MSCI GERMANY INDEX FUND	VEU	VANGUARD FTSE ALL-WORLD EX-US	JJN	IPATH DJ-UBS NICKEL SUBINDEX
EWH	ISHARES MSCI HONG KONG IDX FUND	VGK	VANGUARD MSCI EURO ETF	JJS	IPATH DJ-UBS SOFTS SUBINDEX
EWJ	ISHARES MSCI JAPAN IDX FUND	VIG	VANGUARD DIVIDEND APPRECIATION	JJU	IPATH DJ-UBS ALUMINUM SUBINDEX
EWM	ISHARES MSCI MALAYSIA IDX FUND	VNQ	VANGUARD REIT VIPERS	SGG	IPATH DJ-UBS SUGAR SUBINDEX TR
EWS	ISHARES MSCI SINGAPORE INDEX FUND	VO	VANGUARD MID-CAP VIPERS	SLV	ISHARES SILVER TRUST
EWT	ISHARES MSCI TAIWAN INDEX FUND	VPL	VANGUARD MSCI PACIFIC ETF	UCO	PROSHARES ULTRA DJ-UBS CRUDE
EWU	ISHARES MSCI UK INDEX FUND	VTI	VANGUARD TOTAL STOCK MARKET	UGA	UNITED STATES GASOLINE FUND LP
EWY	ISHARES MSCI SOUTH KOREA INDEX	VTV	VANGUARD VALUE VIPERS	UGL	PROSHARES ULTRA GOLD
EZU	ISHARES MSCI EMU INDEX FUND	VUG	VANGUARD GROWTH VIPERS	UHN	UNITED STATES HEATING OIL LP
FXI	ISHARES FTSE CHINA 25 INDEX	VV	VANGUARD LARGE-CAP VIPERS	UNG	UNITED STATES NATL GAS FUND LP
GDX	MARKET VECTORS GOLD MINERS	VWO	VANGUARD MSCI EM MAR	USO	UNITED STATES OIL FUND LP
GDXJ	MARKET VECTORS JUNIOR GOLD MIN	VXX	IPATH S&P 500 VIX	ZSL	PROSHARES ULTRASHORT SILVER
IBB	ISHARES BIOTECH INDEX FUND	XLB	MATERIALS SEL SECTOR SPDR FUND	United States: Currency Trusts
ICF	ISHARES COHEN & STEERS REALTY	XLE	ENERGY SELECT SECTOR SPDR FUND	DBV	POWERSHARES DB G10 CURRENCY HA
IEV	ISHARES S&P EUROPE 350 INX FUND	XLF	FINANCIAL SEL SECTOR SPDR FUND	EUO	PROSHARES ULTRASHORT EURO
IGE	ISHARES S&P GSSI NAT RES INDEX	XLI	INDUSTRIAL SELECT SECTOR SPDR	FXA	CURRENCYSHARES AUD TRUST
IJH	ISHARES S&P MIDCAP 400 IDX FUND	XLK	TECHNOLOGY SELECT SECTOR SPDR	FXB	CURRENCYSHARES GBP STERL TRUST
IJJ	ISHARES S&P MIDCAP 400/VALUE	XLP	CONSUMER STAPLES SELECT SPDR	FXC	CURRENCYSHARES CAD
IJK	ISHARES SP MCAP 400/BARRA GTH	XLU	UTILITIES SELECT SECTOR SPDR	FXE	CURRENCYSHARES EURO TRUST
IJR	ISHARES SP SMALLCAP 600 IDX FUND	XLV	HEALTH CARE SELECT SECTOR SPDR	FXF	CURRENCYSHARES SWISS FRANC
IJS	ISHARES S&P SMALLCAP 600/BARRA	XLY	CONSUMER DISCRETIONARY SPDR	FXM	CURRENCYSHARES MEXICAN PESO
IJT	ISHARES SP SMCAP 600/BARRA GTH	XME	SPDR S&P METALS & MINING ETF	FXS	CURRENCYSHARES SWEDISH KRONA
ILF	ISHARES S&P LATIN AMER 40 INDEX	XOP	SPDR S&P OIL & GAS EXPL AND PROD	FXY	CURRENCYSHARES JPY TRUST
INP	IPATH MSCI INDIA INDEX ETN	United States: Fixed Income		UDN	POWERSHARES DB US DOLLAR IND
IOO	ISHARES S&P GLOBAL 100 INDEX FUND	AGG	ISHARES BARCLAYS AGGREGATE	UUP	POWERSHARES DB US DOL IND BU
IVE	ISHARES SP 500/BARRA VALUE	BIV	VANGUARD INTERMEDIATE-TERM BON	YCS	PROSHARES ULTRASHORT YEN
IVV	ISHARES S&P 500 INDEX FUND	BND	VANGUARD TOTAL BOND MARKET
IVW	ISHARES S&P 500/BARRA GRTH INDEX	BOND PIMCO TOTAL RETURN BOND ETF		Australia: Equity
IWB	ISHARES RUSSELL 1000 INDEX	BSV	VANGUARD SHORT-TERM BOND ETF	STW.AX	SPDR S&P/ASX 200 FUND
IWD	ISHARES RUSSELL 1000 VALUE INDEX	BWX	SPDR BARCLAYS INT TREA BND ETF	England: Equity
IWF	ISHARES RUSSELL 1000 GROWTH	BZF	WISDOMTREE DREYFUS BRAZILIAN REAL FUND	EUN LN	ISHARES STOXX EUROPE 50
IWM	ISHARES RUSSELL 2000 INDEX	CYB	WISDOMTREE DREYFUS CHINESE YUA	IEEM LN	ISHARES MSCI EMERGING MARKETS
IWN	ISHARES RUSSELL 2000 VALUE	ELD	WISDOMTREE EMERGING MARKETS LO	FXC LN	ISHARES FTSE CHINA25
IWO	ISHARES RUSSELL 2000 GROWTH	EMB	JPM EMERGING MARKETS BOND ETF	IJPN LN	ISHARES MSCI JAPAN FUND
IWP	ISHARES RUSSELL MIDCAP GROWTH	HYG	ISHARESIBOXX$HIGHYIELDCOR	ISF LN	ISHARES PLC- ISHARES FTSE 100
IWR	ISHARES RUSSELL MIDCAP INDEX FUND	IEF	ISHARES BARCLAYS 7-10 YEAR	IUSA LN	ISHARES S&P 500 INDEX FUND
IWS	ISHARES RUSSELL MIDCAP VALUE I	IEI	ISHARES BARCLAYS 3-7 YEAR TREAS	IWRD LN	ISHARES MSCI WORLD
IWV	ISHARES RUSSELL 3000 INDEX	JNK	SPDR BARCLAYS HIGH YIELD BOND	England: Fixed Income
IXC	ISHARES S&P GLOBAL ENERGY SECT	LQD	ISHARES IBOXX INVESTMENT GRADE	IEBC LN	ISHARES BARCLAYS CAPITAL EURO
IYR	ISHARES DOW JONES US RE INDEX	MBB	ISHARES MBS BOND FUND	Hong Kong: Equity
IYW	ISHARES DJ US TECH SECTOR INDEX	MUB	ISHARES S&P NATIONAL MUNICIPAL	2800 HK	TRACKER FD OF HONG KONG
MDY	SPDR S&P MIDCAP 400 ETF TRUST	PCY	POWERSHARES EM MAR SOV DE PT	2823 HK	ISHARES FTSE/ XINHUA A50 CHINA
MOO	MARKET VECTORS–AGRI	PST	PROSHARES ULTRASHORT LEH 7	2827 HK	BOCI-PRUDENTIAL – W.I.S.E. - C
OEF	ISHARES S&P 100 INDEX FUND	SHY	ISHARES BARCLAYS 1-3 YEAR TREA	2828 HK	HANG SENG INVESTMENT INDEX FUND
PBW	POWERSHARES WILDERHILL CLEAN E	TBF	PROSHARES SHORT 20+ TREASURY	2833 HK	HANG SENG INVESTMENT INDEX FUND
PFF	ISHARES S&P US PREFERRED STOCK	TBT	PROSHARES ULTRASHORT LEHMAN	Hong Kong: Fixed Income
PGX	POWERSHARES PREFERRED PORTFOLI	TIP	ISHARES BARCLAYS TIPS BOND FUND	2821 HK	ABF PAN ASIA BOND INDEX FUND
PHO	POWERSHARES GLOBAL WATER PORTF	TLT	ISHARES BARCLAYS 20+ YEAR TREAS	Japan: Equity
QID	PROSHARES ULTRASHORT QQQ	VCSH	VANGUARD SHORT-TERM CORPORATE
QLD	PROSHARES ULTRA QQQ	United States: Commodity Trusts and ETNs		1305 JP	DAIWA ETF – TOPIX
				1306 JP	NOMURA ETF – TOPIX
QQQ	POWERSHARES QQQTRUST	AMJ	JPMORGAN ALERIAN MLP INDEX ETN	1308 JP	NIKKO ETF – TOPIX
RSP	RYDEX S&P EQUAL WEIGHT	CORN	CORN ETF	1320 JP	DAIWA ETF – NIKKEI 225
RSX	MARKET VECTORS RUSSIA ETF	COW	IPATH DJ-UBS LIVESTOCK SUBINDX	1321 JP	NOMURA ETF – NIKKEI 225
RWM	PROSHARES SHORT RUSS	DBA	POWERSHARES DB AGRICULTURE FUND	1330 JP	NIKKO ETF – 225
RWR	SPDR DOW JONES REIT ETF	DBB	POWERSHARES DB BASE METALS FUND
This appendix is current as of 23 June 2014, and may be amended at the discretion of the Ethics Committee.					G2001_1